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                                                                    EXHIBIT 23.6

                         [LETTERHEAD OF MERRILL LYNCH]

                            CONSENT OF MERRILL LYNCH

     We hereby consent to the use of our opinion letter dated February 21, 1999 to the Board of Directors of Sundstrand Corporation included as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Sundstrand Corporation with and into a wholly-owned subsidiary of United Technologies Corporation and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         MERRILL LYNCH, PIERCE, FENNER &
                                                 SMITH INCORPORATED

                                         By: /s/ JIM RATIGAN
                                            ------------------------------
                                             Jim Ratigan

May 7, 1999